Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) of Noble reflects the impact of the following completed transactions on the historical financial statements of Noble Corporation (“Noble”).

•

Business Combination: On March 25, 2021, Noble entered into the Agreement and Plan of Merger (“Merger Agreement”) with Duke Merger Sub, LLC, a wholly-owned subsidiary of Noble (“Merger Sub”), and Pacific Drilling Company LLC (“Pacific”), providing for the merger of Merger Sub with and into Pacific (the “Pacific Merger” or “Acquisition”). The business combination closed on April 15, 2021. Refer to Note 2 of the Pro Forma Financial Information for the terms of the agreement and purchase price consideration provided in connection with the business combination.

•

Noble Reorganization: On February 5, 2021, Noble successfully consummated its plan of reorganization (the “Noble Plan”) and emerged from bankruptcy reorganization under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”). Refer to Note 4 for the pro forma adjustments for the twelve months ended December 31, 2020 and three months ended March 31, 2021 related to Noble’s reorganization.

•	Pacific Reorganization: On December 31, 2020, Pacific successfully consummated its plan of reorganization and emerged from bankruptcy reorganization under Chapter 11.

The Pro Forma Financial Information of Noble is presented assuming the business combination had occurred on March 31, 2021 for the unaudited pro forma condensed combined balance sheet and on January 1, 2020 for the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020. The unaudited pro forma condensed combined statement of operations of Noble for the twelve-month period ended December 31, 2020 and for the three-month period ended March 31, 2021 also reflects the Noble Reorganization and Pacific Reorganization as if these transactions occurred on January 1, 2020.

The Pro Forma Financial Information does not represent what the actual consolidated results of operations or the consolidated financial position of Noble would have been had Noble and Pacific emerged from bankruptcy and the Pacific Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements. Adjustments are based on available information and certain assumptions that Noble believes are reasonable and supportable.

Noble has developed a plan to integrate the operations of Pacific. In connection with the plan, management anticipates that certain non-recurring charges, such as operational relocation expenses, employee severance costs, field equipment upgrading and standardization, product rebranding and consulting expenses, will be incurred in connection with this integration. Management cannot identify the timing, nature and amount of such charges as of the date of this filing. However, any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred. The Pro Forma Financial Information does not include the effects of the costs associated with any restructuring or other integration activities resulting from the Pacific Merger, however, management’s estimates of certain costs savings to be realized following closing of the Acquisition are presented in Note 6 of the Pro Forma Financial Information.

The Pro Forma Financial Information should be read in conjunction with the following:

•	The consolidated financial statements and notes included in the Noble 2020 Form 10-K.

•	The condensed consolidated financial statements and notes included in the Noble March 31, 2021 Form 10-Q.

NOBLE CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2021

(Unless otherwise indicated, dollar and share amounts are in thousands)

			Pro Forma
	Pro Forma Noble (Note 4)	Pacific Successor Historical	Transaction Accounting Adjustments		Pro Forma Noble Combined
Operating revenues
Contract drilling services	$153,470	$24,777	$—		$178,247
Reimbursables and other	11,234	1,334	—		12,568

	164,704	26,111	—		190,815

Operating costs and expense
Contract drilling services (expense)	127,866	35,375	1,754	(a)	164,995
Reimbursables	9,781	511	—		10,292
Depreciation and amortization	23,743	10,090	(6,801	)(c)	27,032
General and administrative	16,078	13,694	—		29,772

	177,468	59,670	(5,047)		232,091

Operating income (loss)	(12,764)	(33,559)	5,047		(41,276)
Other income (expense)
Interest expense, net of amounts capitalized	(11,528)	(338)	338	(d)	(11,528)
Interest income and other, net	407	(354)	—		53

Income (loss) from continuing operations before income taxes	(23,885)	(34,251)	5,385		(52,751)
Income tax benefit (provision)	5,071	(296)	(5	)(f)	4,770

Net income (loss)	$(18,814)	$(34,547)	$5,380		$(47,981)

Basic net income (loss) per share	$(0.38)				$(0.72)
Diluted net income (loss) per share	$(0.38)				$(0.72)
Weighted average shares outstanding
Basic	50,000		16,600	(e)	66,600
Diluted	50,000		16,600	(e)	66,600

NOBLE CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2020

(Unless otherwise indicated, dollar and share amounts are in thousands)

			Pro Forma
	Pro Forma Noble (Note 5)	Pacific Predecessor Historical	Transaction Accounting Adjustments		Pacific Reorganization Adjustments		Pro Forma Noble Combined
Operating revenues
Contract drilling services	$850,863	$181,368	$—		$—		$1,032,231
Reimbursables and other	55,036	16,569	—		—		71,605

	905,899	197,937	—		—		1,103,836

Operating costs and expense
Contract drilling services (expense)	571,195	226,611	(636	)(a)(g)(h)	—		797,170
Reimbursables	48,188	12,529	—		—		60,717
Depreciation and amortization	94,968	110,567	(97,410	)(c)	—		108,125
General and administrative	125,716	46,161	11,027	(b)(g)(h)	—		182,904
Pre-petition charges	14,409	21,219	—		—		35,628
Loss on impairment	3,915,408	—	—		—		3,915,408

	4,769,884	417,087	(87,019)		—		5,099,952

Operating income (loss)	(3,863,985)	(219,150)	87,019		—		(3,996,116)
Other income (expense)
Interest expense, net of amounts capitalized	(50,672)	(87,642)	87,642	(d)	—		(50,672)
Gain (loss) on extinguishment of debt, net	17,254	(1,000)	(2,619	)(j)	—		13,635
Interest income and other, net	9,012	5,592	—		—		14,604
Reorganization items, net	—	(767,049)	—		767,049	(i)	—
Bargain purchase gain	—	—	54,376	(k)	—		54,376

Income (loss) from continuing operations before income taxes	(3,888,391)	(1,069,249)	226,418		767,049		(3,964,173)
Income tax benefit (provision)	260,308	(8,367)	(2,574	)(f)	—		249,367

Net income (loss)	$(3,628,083)	$(1,077,616)	$223,844		$767,049		$(3,714,806)

Basic net income (loss) per share	$(72.56)						$(55.78)
Diluted net income (loss) per share	$(72.56)						$(55.78)
Weighted average shares outstanding
Basic	50,000		16,600	(e)			66,600
Diluted	50,000		16,600	(e)			66,600

NOBLE CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(Unless otherwise indicated, dollar and share amounts are in thousands)

			Pro Forma
	Noble Successor Historical	Pacific Successor Historical	Transaction Accounting Adjustments		Pro Forma Noble Combined
Assets
Current assets:
Cash and cash equivalents	$116,326	$64,648	$(9,639	)(l)	$171,335
Accounts receivable, net	178,942	21,798	—		200,740
Taxes receivable	31,487	1,584	—		33,071
Materials and supplies	—	14,716	(14,716	)(o)	—
Deferred costs, current	—	7,180	(7,180	)(p)	—
Prepaid expenses and other current assets	27,840	21,376	(2,120	)(q)	47,096

Total current assets	354,595	131,302	(33,655)		452,242

Intangible assets	104,930	—	—		104,930
Assets held for sale	—	—	28,000	(n)	28,000
Property and equipment, at cost	1,178,688	657,164	(321,783	)(m)	1,514,069
Accumulated depreciation	(13,873)	(10,066)	10,066	(m)	(13,873)

Property and equipment, net	1,164,815	647,098	(311,717	)(m)	1,500,196

Other assets	70,528	11,246	(3,950	)(f)(j)(p)	77,824

Total assets	1,694,868	789,646	(321,322)		2,163,192

Current liabilities
Accounts payable	96,223	32,383	—		128,606
Accrued payroll and related costs	36,615	4,235	11,022	(g)	51,872
Taxes payable	32,901	3,349	5	(f)	36,255
Interest payable	6,587	—	—		6,587
Other current liabilities	30,689	636	(636	)(p)	30,689

Total current liabilities	203,015	40,603	10,391		254,009

Long-term debt	393,500	—	—		393,500
Deferred income taxes	17,929	820	(500	)(f)	18,249
Other liabilities	77,862	28,627	(15,956	)(f)(p)	90,533

Total liabilities	692,306	70,050	(6,065)		756,291

Shareholders’ equity
Common stock (Successor)	1	—	—		1
Additional paid-in-capital	1,020,785	—	353,768	(r)	1,374,553
Membership capital	—	754,143	(754,143	)(r)	—
Retained earnings (accumulated deficit)	(18,224)	(34,547)	85,118	(r)	32,347

Total shareholders’ equity	1,002,562	719,596	(315,257)		1,406,901

Total liabilities and equity	$1,694,868	$789,646	$(321,322)		$2,163,192

NOBLE CORPORATION

Notes to Pro Forma Unaudited Condensed Combined Financial Information

(Unless otherwise indicated, dollar and share amounts are in thousands)

Note 1. Basis of Presentation

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which was adopted in May 2020 and became effective on January 1, 2021. The pro forma adjustments include (i) transaction accounting adjustments, which reflect the application of required accounting for the business combination, Noble Reorganization, and Pacific Reorganization; and (ii) management adjustments, which depict synergies and dis-synergies of the acquisition.

The accompanying unaudited pro forma condensed combined statement of operations, unaudited pro forma condensed combined balance sheet and explanatory notes reflect the business combination, Noble Reorganization, and Pacific Reorganization transaction as follows:

•

The unaudited pro forma condensed combined balance sheet of Noble as of March 31, 2021 includes the effects of the business combination as if it had occurred on March 31, 2021. No pro forma adjustments were made for the Noble Reorganization or the Pacific Reorganization because both transactions were fully reflected in the historical balance sheets of Noble and Pacific, respectively, as of March 31, 2021.

•

The unaudited pro forma condensed combined statement of operations of Noble for the three months ended March 31, 2021 includes the effects of the business combination and Noble Reorganization as if they had occurred on January 1, 2020.

•

Refer to Note 4 that presents the standalone pro forma effects of Noble as if the Noble Reorganization occurred on January 1, 2020. The results of which are included on an as-adjusted basis in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021.

•

No pro forma adjustments were made for the Pacific Reorganization because the transaction was fully reflected in the historical statements of operations of Pacific for the three months ended March 31, 2021.

•

The unaudited pro forma condensed combined statement of operations of Noble for the twelve months ended December 31, 2020 includes the effects of the business combination, Noble Reorganization, and Pacific Reorganization as if they had occurred on January 1, 2020.

•

Refer to Noble’s S-1 filed on April 21, 2021 for the pro forma adjustments for the twelve months ended December 31, 2020 related to the Noble Reorganization. The results of which are included on an as-adjusted basis in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020.

•

The pro forma adjustments for the twelve months ended December 31, 2020 related to the business combination and the Pacific Reorganization are included within Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020.

Note 2. Consideration and Purchase Price Allocation

Purchase Price Consideration

The Merger Agreement provides that Merger Sub will merge with and into Pacific, with Pacific continuing as the surviving company and a wholly owned subsidiary of Noble. Under the terms of the Merger Agreement, each membership interest in Pacific was converted into the right to receive 6.366 Ordinary Shares of Noble (“Ordinary Shares”) and each of Pacific’s warrants outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.553 Ordinary Shares. In total, 16.6 million Ordinary Shares were exchanged in connection with the Merger at an estimated value of $21.31 per share, resulting in an aggregate consideration paid by Noble to Pacific of $353.8 million. The following table presents the calculation of preliminary purchase price consideration (in thousands, except ratios and per unit prices):

	Pacific Units Outstanding		Exchange Ratio	Noble Converted Shares	Per Share Price	Purchase Price Consideration
Pacific membership interest outstanding	2,500	X	6.366	15,915	21.31	339,167
Pacific warrants outstanding	441	X	1.553	685	21.31	14,601

Total	2,941			16,600		353,768

Allocation of Purchase Price Consideration to Asset Acquired and Liabilities Assumed

The purchase price consideration applied in the Pro Forma Financial Information is preliminary and subject to certain post-closing purchase price adjustments as provided in the Merger Agreement (estimates of which are included in the table above). Furthermore, the allocation of the consideration is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. Since the Pro Forma Financial Information has been prepared based on preliminary estimates of consideration and fair values attributable to the Acquisition, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

The acquisition method of accounting for business combinations was used in accordance with ASC 805, Business Combinations, with Noble treated as the accounting acquirer of Pacific. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. Any excess fair value of the assets acquired and liabilities assumed beyond the consideration transferred or paid in a business combination should be identified as a bargain purchase gain. Management’s estimate as of the date of this Form 8-K/A is that the fair value of the net assets and liabilities acquired is greater than the purchase price. The fair value allocated to the acquired assets and assumed liabilities in excess of the purchase price was recognized a bargain purchase gain on the pro forma condensed combined statement of operations for the year ended December 31, 2020.This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments.

The preliminary allocation of the purchase price consideration is as follows:

Estimated fair value
Total current assets	$107,286
Property and equipment, net	335,381
Assets held for sale	28,000
Other noncurrent assets	7,296

Total assets acquired	477,963

Total current liabilities	40,773
Deferred income taxes	16,375
Other liabilities	12,671

Total liabilities assumed	69,819

Net Assets acquired	$408,144

Gain on bargain purchase	54,376

Purchase price consideration	$353,768

Note 3. Business Combination Transaction Accounting Adjustments

Condensed Combined Statements of Operations

(a)	Contract drilling services

Noble has an accounting policy to expense costs for materials and supplies as received or deployed to the drilling units, while Pacific’s historical policy was to carry inventory at average cost and recognize them in earnings upon consumption. Adjustment reflects the change in contract drilling services expense related to Pacific’s materials and supplies inventory during the three months ended March 31, 2021 and twelve months ended December 31, 2020 to align with Noble’s treatment of such costs.

(b)	Transaction Costs

Reflects the accrual of $7.0 million and $2.6 million of transaction costs consisting primarily of legal and professional fees incurred subsequent to March 31, 2021 by Pacific and Noble, respectively, in connection with the Pacific Merger, which were not reflected in the historical statements of operations or balance sheets. This adjustment excludes less than $0.1 million and $1.6 million of transaction costs incurred in the three months ended March 31, 2021 by Pacific and Noble, respectively. The above costs are not expected to recur in any period beyond twelve months from the close of the Pacific Merger.

(c)	Depreciation and amortization

For the three months ended March 31, 2021, reflects the replacement of historical depreciation expense by the pro forma depreciation expense based on the estimated fair value of Pacific’s property and equipment upon the Acquisition. For pro forma purposes it is assumed that the Acquisition occurred on January 1, 2020. The pro forma adjustment to depreciation expense for the three months ended March 31, 2021 was calculated as follows:

Removal of historical depreciation expense	$(10,090)
Pro forma depreciation expense	3,289

Pro forma adjustment for depreciation and amortization	$(6,801)

For the twelve months ended December 31, 2020, reflects the pro forma decrease in depreciation expense recorded at the predecessor entity of Pacific based on new preliminary asset values as a result of adopting fresh start accounting. This adjustment also reflects the decrease in depreciation expense based on the estimated fair value of Pacific’s property and equipment upon the Acquisition. For pro forma purposes it is assumed that Pacific’s emergence from bankruptcy and the Acquisition both occurred on January 1, 2020. The pro forma adjustment to depreciation expense for the twelve months ended December 31, 2020 was calculated as follows:

Removal of historical depreciation expense	$(110,567)
Pro forma depreciation expense	13,157

Pro forma adjustment for depreciation and amortization	$(97,410)

(d)	Interest expense

For the three months ended March 31, 2021, reflects the elimination of interest expense recorded at the successor entity of Pacific which was associated with the new senior secured delayed draw term loan facility entered into on December 31, 2020. In connection with the Merger Agreement, the facility was terminated, and the related interest expense removed from the unaudited pro forma condensed combined statements of operations. For the twelve months ended December 31, 2020, adjustment reflects the elimination of interest expense recorded at the predecessor entity of Pacific, as the underlying debt was terminated upon Pacific’s emergence from bankruptcy.

(e)	Weighted average shares outstanding

The Pro forma weighted average shares are calculated as follows:

	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
Basic:
Noble historical weighted average shares	50,000	50,000
Noble incremental shares issued for business combination	16,600	16,600

Pro forma weighted average shares	66,600	66,600

Diluted:
Noble historical weighted average shares	50,000	50,000
Noble incremental shares issued for business combination	16,600	16,600

Pro forma weighted average shares	66,600	66,600

(f)	Income Tax

Reflects the pro forma adjustment to tax expense. The income tax impact was calculated by applying the appropriate statutory tax rates of the respective tax jurisdictions to which the pro forma adjustments relate.

(g)	Severance and Retention

Includes the pro forma adjustments to record a one-time payroll cost of $10.2 million consisting of: (1) $8.7 million of severance expense primarily for certain executive officers of Pacific in accordance with their employment agreements which included double-trigger provisions for these benefits upon a change in control and termination; and (2) $1.5 million related to accelerated vesting of prepaid retention awards for certain executive officers of Pacific upon consummation of the Acquisition in accordance with the Key Employee Retention Plan (“KERP”). The $8.7 million of severance expense and the $1.5 million related to retention are recognized as General and administrative expense and Contract drilling services expense in the pro forma condensed combined statement of operations for the year ended December 31, 2020, respectively. Both the severance and retention were not reflected in the historical statements of operations or balance sheets and are accrued in the pro forma condensed combined balance sheet as of March 31, 2021.

(h)	Stock based compensation

Reflects the elimination of stock based compensation expense recorded in the predecessor entity of Pacific, as the underlying awards previously issued were cancelled prior to Pacific’s emergence from bankruptcy on December 31, 2020 and replacement equity awards were not issued. For pro forma purposes it is assumed that the Acquisition occurred on January 1, 2020. Stock based compensation expense of $7.3 million and $2.0 million are recognized as General and administrative expense and Contract drilling services expense in the pro forma condensed combined statement of operations for the year ended December 31, 2020, respectively, for a total of $9.3 million.

(i)	Reorganization items

Reflects the removal of Reorganization items within the predecessor period of Pacific. All expenses are directly related to the Pacific Reorganization and are non-recurring.

(j)	Deferred financing costs

Reflects the elimination of deferred financing costs included in historical Pacific, which were associated with the new senior secured delayed draw term loan facility entered into on December 31, 2020. In connection with the Merger Agreement, the facility was terminated, and the related deferred financing costs were removed from the unaudited pro forma condensed combined balance sheet and recorded as gain (loss) on extinguishment of debt, net in the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020.

(k)	Bargain purchase gain

Reflects the bargain purchase gain due to the fair value of the net assets and liabilities acquired being greater than the purchase price. The purchase price has been allocated to the purchased assets and assumed liabilities at fair values as determined by management. The remaining $54.4 million of allocated fair value in excess of the purchase price was recognized a bargain purchase gain on the pro forma condensed combined statement of operations for the year ended December 31, 2020.

Condensed Combined Balance Sheet

(l)	Cash and cash equivalents

Reflects the estimated transaction costs for legal, professional and success fees to be paid in connection with the Pacific Merger.

(m)	Property and equipment, net

Represents the preliminary fair value adjustment to Property and equipment to reduce the historical net book value of Pacific’s drillships and related equipment to fair value.

(n)	Assets held for sale

Reflects the classification of the Pacific Bora and the Pacific Mistral, two Pacific drillships acquired as part of the Pacific Merger, as held for sale.

(o)	Materials and supplies

Noble has an accounting policy to expense costs for materials and supplies as incurred, while Pacific’s historical policy was to carry inventory at average cost and recognize them in earnings upon consumption. This adjustment reflects the write-off of Pacific’s materials and supplies inventory balance to align with Noble’s accounting policy.

(p)	Deferred costs and deferred revenue

Represents the elimination of Pacific balances related to deferred costs and deferred revenue as a result of applying purchase accounting on a pro forma basis.

(q)	Prepaid insurance

Reflects the removal of director and officer liability (“D&O”) insurance for Pacific’s directors and officers of $2.1 million recorded to Prepaid expenses and other current assets in Pacific’s 3/31/21 historical balance sheet.

(r)	Equity

The following adjustments were made to Noble’s equity accounts based on the Pacific Merger transaction:

Membership Capital:
Remove Pacific balance	$(754,143)

Pro forma adjustment	$(754,143)

Common stock:
Add: Noble converted shares (at par of $0.00001)	$—

Pro forma adjustment	$—

Additional paid-in capital:
Add: Noble shares issued (less par value) to acquire Pacific	$353,768

Pro forma adjustment	$353,768

Retained (deficit) earnings:
Remove Pacific balance	$34,547
Subtract: Estimated transaction costs for Pacific Merger. See adj (b)	(9,639)
Subtract: Severance and separation costs for terminated Pacific executives. See adj (g)	(10,221)
Tax effects of transaction adjustments. See note (f)	16,055
Subtract: Gain from bargain purchase. See adj (k)	54,376

Pro forma adjustment	$85,118

Note 4. Noble Reorganization Pro Forma Statement of Operations for the Three Months Ended March 31, 2021

NOBLE CORPORATION AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar and outstanding share amounts are in thousands)

Three Months Ended March 31, 2021

(Unaudited)

				Transaction Accounting Adjustments					Transaction Accounting Adjustments
	Predecessor Historical Period From January 1, 2021 through February 5, 2021	Successor Historical Period From February 6, 2021 through March 31, 2021	Three Months Ended March 31, 2021	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma (including Reorganization items, net)	Removal of Reorganization items, net	Pro Forma Noble
Operating revenues
Contract drilling services	$74,051	$84,629	$158,680	$—		$(5,210	)(u)	$153,470	$—	$153,470
Reimbursables and other	3,430	7,804	11,234	—		—		11,234	—	11,234

	77,481	92,433	169,914	—		(5,210)		164,704	—	164,704

Operating costs and expense
Contract drilling services (expense)	46,965	79,981	126,946	920	(s)	—		127,866	—	127,866
Reimbursables	2,737	7,044	9,781	—		—		9,781	—	9,781
Depreciation and amortization	20,622	14,244	34,866	—		(11,123	)(v)	23,743	—	23,743
General and administrative	5,727	9,548	15,275	803	(s)	—		16,078	—	16,078
	76,051	110,817	186,868	1,723		(11,123)		177,468	—	177,468

Operating income (loss)	1,430	(18,384)	(16,954)	(1,723)		5,913		(12,764)	—	(12,764)
Other income (expense)
Interest expense, net of amounts capitalized	(229)	(6,895)	(7,124)	(4,404	)(t)	—		(11,528)	—	(11,528)
Interest income and other, net	399	8	407	—		—		407	—	407
Reorganization items, net	252,051	—	252,051	—		—		252,051	(252,051)	—

Income (loss) from continuing operations before income taxes	253,651	(25,271)	228,380	(6,127)		5,913		228,166	(252,051)	(23,885)
Income tax benefit (provision)	(3,423)	7,047	3,624	353		1,094	(w)	5,071	—	5,071

Net income (loss)	$250,228	$(18,224)	$232,004	$(5,774)		$7,007		$233,237	$(252,051)	$(18,814)

Basic net income (loss) per share	$1.00	$(0.36)								$(0.38)
Diluted net income (loss) per share	$0.98	$(0.36)								$(0.38)
Weighted average shares outstanding
Basic	251,115	50,000								50,000
Diluted	256,571	50,000								50,000

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

Reorganization Adjustments

(s)	Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(t)	Interest Expense

The adjustment reflects change of interest expense as a result of the Noble Plan. The Noble Plan provides for the repayment and settlement of Predecessor’s 2017 Credit Facility and senior notes, respectively. Upon emergence, we entered into a senior secured revolving credit agreement (the “Revolving Credit Agreement”) that provides for a $675.0 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) and issued our senior secured second lien notes (the “Second Lien Notes”) with an interest rate of LIBOR + 4.75% and 15% payable semi-annually by paid in kind notes, respectively. The pro forma adjustments to interest expense was calculated as follows:

Three Months Ended March, 31, 2021
Reversal of Predecessor interest expense	$(229)
Pro forma interest on the Successor Revolving Credit Facility and Notes	4,391
Amortization of Successor deferred financing costs	244

Pro forma adjustment for interest expense	$4,406

Assuming an increase in interest rates on the Revolving Credit Agreement and Second Lien Notes of 1/8%, pro forma interest would increase by $0.1 million.

Fresh Start Adjustments

(u)	Amortization of favorable contract

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(v)	Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new preliminary asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Three Months Ended March, 31, 2021
Removal of Predecessor depreciation expense	$(20,622)
Pro forma depreciation expense	9,499

Pro forma adjustment for depreciation and amortization	$(11,123)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(w)	Income Tax

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate, and which are reasonably expected to occur.

Note 5. Noble Reorganization Pro Forma Statement of Operations for the Twelve Months Ended December 31, 2020

NOBLE CORPORATION AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar and outstanding share amounts are in thousands)

Year Ended December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments					Transaction Accounting Adjustments
	Historical	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma (including reorganization items, net)	Removal of Reorganization items, net	Pro Forma
Operating revenues
Contract drilling services	$909,236	$—		$(58,373	)(ab)	$850,863	$—	$850,863
Reimbursables and other	55,036	—		—		55,036	—	55,036

	964,272	—		(58,373)		905,899	—	905,899

Operating costs and expense
Contract drilling services	567,487	3,708	(x)(aa)	—		571,195	—	571,195
Reimbursables	48,188	—		—		48,188	—	48,188
Depreciation and amortization	374,129	—		(279,161	)(ac)	94,968	—	94,968
General and administrative	121,196	4,520	(x)	—		125,716	—	125,716
Pre-petition charges	14,409	—		—		14,409	—	14,409
Loss on impairment	3,915,408	—		—		3,915,408	—	3,915,408

	5,040,817	8,228		(279,161)		4,769,884	—	4,769,884

Operating income (loss)	(4,076,545)	(8,228)		220,788		(3,863,985)	—	(3,863,985)
Other income (expense)
Interest expense, net of amounts capitalized	(164,653)	113,981	(y)	—		(50,672)	—	(50,672)
Gain on extinguishment of debt, net	17,254	—		—		17,254	—	17,254
Interest income and other, net	9,012	—		—		9,012	—	9,012
Reorganization items, net	(23,930)	2,575,497	(z)	(2,312,902	)(ae)	238,665	(238,665)	—

Income (loss) from continuing operations before income taxes	(4,238,862)	2,681,250		(2,092,114)		(3,649,726)	(238,665)	(3,888,391)
Income tax benefit (provision)	260,403	17,281	(ad)	(17,376	)(ad)	260,308	—	260,308

Net income (loss)	$(3,978,459)	$2,698,531		$(2,109,490)		$(3,389,418)	$(238,665)	$(3,628,083)

Basic net loss per share	$(15.86)					$(67.79)		$(72.56)
Diluted net loss per share	$(15.86)					$(67.79)		$(72.56)
Weighted average shares outstanding
Basic	250,792					50,000		50,000
Diluted	250,792					50,000		50,000

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, Twelve Months Ended December 31, 2020

Reorganization Adjustments

(x)	Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(y)	Interest Expense

The adjustment reflects change of interest expense as a result of the Plan. The Plan provides for the repayment and settlement of Predecessor’s 2017 Credit Facility and senior notes, respectively. Upon emergence, we entered into the Revolving Credit Facility and issued Notes with interest rate of LIBOR + 4.75% and 15% payable semi-annually by paid in kind notes, respectively. The pro forma adjustments to interest expense was calculated as follows:

Interest Expense

Reversal of Predecessor interest expense including amortization of deferred financing costs	$(162,156)
Pro forma interest on the Successor Revolving Credit Facility and Notes	45,286
Amortization of Successor deferred financing costs	2,889

Pro forma adjustment for interest expense	$(113,981)

Assuming an increase in interest rates on the Revolving Credit Facility and the Notes of 1/8%, pro forma interest would increase by $0.5 million.

(z)	Reorganization Items, net

The adjustment represents the estimated remaining costs that were directly attributable to the Chapter 11 reorganization including the following:

Reorganization Items, net

Professional fees	$(15,017)
Acceleration of unrecognized Predecessor share-based compensation	(18,546)
Gain on settlement of liabilities subject to compromise	2,609,060

Pro forma adjustment to reorganization items, net	$2,575,497

(aa)	Includes $600 thousand related to the rejection of an executory contract per the Plan.

Fresh Start Adjustments

(ab) Revenue

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(ac)	Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Depreciation and amortization

Removal of Predecessor depreciation expense	$(374,129)
Pro forma depreciation expense	94,968

Pro forma adjustment for depreciation and amortization	$(279,161)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

13

(ad)	Income Tax

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate, and which are reasonably expected to occur.

(ae)	Impact of Fresh Start Accounting

Reflects the cumulative impact of fresh start accounting adjustments, excluding tax impacts.

Note 6. Reclassification of Pacific’s Historical Financial Statements

The following reclassifications were made as a result of the Acquisition to conform Pacific’s historical financial information to Noble’s presentation:

Statement of Operations for the Three Months Ended March 31, 2021
(in thousands)

Financial Statement Line Item	Pacific Historical Presentation	Pacific Historical as Presented
Contract drilling services	$1,334	$—
Reimbursables and other	—	1,334
Operating expense	35,911	—
Contract drilling services (expense)	—	35,375
Reimbursables	—	511
Depreciation and amortization	—	25
Other expense	(366)	—
Interest income and other, net	—	(366)

Statement of Operations for the Twelve Months Ended December 31, 2020
(in thousands)

Financial Statement Line Item	Pacific Historical Presentation	Pacific Historical as Presented
Contract drilling services	$16,569	$—
Reimbursables and other	—	16,569
Operating expense	242,214	—
Contract drilling services (expense)	—	226,611
Reimbursables	—	12,529
Depreciation and amortization	—	3,074
Other expense	(423)	—
Interest income and other, net	—	(423)
Write-off of deferred financing costs	4,448	—
Interest income and other, net	—	4,448

Balance Sheet as of March 31, 2021
(in thousands)

Financial Statement Line Item	Pacific Historical Presentation	Pacific Historical as Presented
Restricted cash	$6,659	$—
Prepaid expenses and other current assets	—	6,659
Accounts receivable, net	245	—
Prepaid expenses and other current assets	1,339	—
Taxes receivable	—	1,584
Property and equipment, net	647,098
Property and equipment, at cost	—	657,164
Accumulated depreciation	—	(10,066)
Accrued expenses	27,494	—
Accounts payable	—	23,259
Accrued payroll and related costs	—	4,235
Accounts payable	3,349	—
Taxes payable	—	3,349
Other liabilities	820	—
Deferred income taxes	—	820
Deferred revenue	65	—
Other liabilities	—	65

Note 7. Management Adjustments

Management expects the post-acquisition company will realize certain cost savings as compared to the historical combined costs of Noble and Pacific operating independently. Such cost savings result from the elimination of duplicate costs and are not reflected in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations also do not reflect the way the post-acquisition company will be integrated and managed prospectively.

Management estimates that, had the Pacific Merger been completed as of January 1, 2020, expenses of approximately $30 million as reflected in the historical results of operations for Pacific for the twelve months ended December 31, 2020 would not have been incurred. These expenses relate primarily to IT, finance, management and other services. The following tables present the estimated effects on the pro forma condensed combined statements of operations from elimination of the identified corporate level expenses. In order to achieve these expected savings, management expects to incur certain costs to achieve, including but not limited to severance expenses and other integration costs. Such costs to achieve are not expected to recur in any period beyond twelve months from the close of the Pacific Merger.

The adjustments shown below include those that management deemed necessary for a fair statement of the Pro Forma Information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as efforts to integrate Pacific’s operations into Noble progress.

Three Months Ended March 31, 2021

	Net loss	Basic and diluted earnings per share	Weighted average shares
Pro Forma Combined	$(47,981)	$(0.72)	66,600

Management Adj
Cost savings	7,500
Tax effect	47

Pro Foma Combined after management adj	$(40,434)	$(0.61)	66,600

Year Ended December 31, 2020

	Net loss	Basic and diluted earnings per share	Weighted average shares
Pro Forma Combined	$(3,714,806)	$(55.78)	66,600

Management Adj
Cost savings	30,000
Costs to achieve	(12,483)
Tax effect	189

Pro Foma Combined after management adj	$(3,697,100)	$(55.51)	66,600